INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-90454, 33-96076, 33-80899, 333-02194, 333-09075, 333-34031, 333-66997 and
333-89983 of FileNET Corporation on Form S-8 of our reports dated January 25, 2000, appearing in this Annual Report on Form 10-K of FileNET Corporation for the fiscal year ended December 31, 1999.



/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 30, 2000